UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 31, 2005

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive
Suite 1200 – West Tower
Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2005, Concentra Operating Corporation (the “Company”) acquired all of the outstanding shares of capital stock of Occupational Health + Rehabilitation Inc (“OH+R”), a publicly held occupational healthcare provider based in Hingham, Massachusetts, in a cash transaction of approximately $48.8 million. The acquisition of OH+R extends the reach of the Company’s occupational health division to new markets in Maine, Massachusetts, New Hampshire, New York, Rhode Island, and Vermont, and strengthens the presence of its existing network of health centers in Connecticut, Missouri, New Jersey, and Tennessee.

Item 7.01. Regulation FD Disclosure.

On October 31, 2005, the Company issued a press release announcing that it has completed the acquisition of OH+R. A copy of this press release is being furnished as an Exhibit 99.1 to this report.

Limitation on Incorporation by Reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial statements of OH+R will be provided by amendment to this Current Report by January 13, 2006.

(b)	Pro Forma Financial Information.

Pro forma financial statements will be provided by amendment to this Current Report by January 13, 2006.

(c)	Exhibits.

99.1	Press Release of the Registrant dated October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel and
Corporate Secretary

Date: November 1, 2005

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Press Release of the Registrant dated October 31, 2005.